                                                                       EXHIBIT 1

                        COMMON STOCK PURCHASE AGREEMENT
                        -------------------------------

            This Common Stock Purchase Agreement (this "Agreement"), dated as of December 30, 1998, is made and entered into by and between VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation (the "Company" or "Vitafort"), TERRA HEALTHY LIVING, LTD. a BVI company (the "Purchaser"), SOVEREIGN PARTNERS LIMITED PARTNERSHIP ("Sovereign") and DOMINION CAPITAL FUND, LTD. ("Dominion") (Dominion and Sovereign are sometimes referred to herein as the "Sellers").

                                 B A C K G R O U N D
                                 - - - - - - - - - -

            The Sellers desire to sell and the Purchaser desires to purchase up to 2,712,843 shares of the Company's free trading (as to United States securities law restrictions) common stock, $.001 par value per share, to be sold at a price and in accordance with and subject to the terms and conditions as set forth in this Agreement.

                                 A G R E E M E N T
                                 - - - - - - - - -

            In consideration of the above premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


Section 1.  Purchase and Sale of Common Stock.

            1.1 The Common Stock. Upon the terms and conditions contained herein, the Sellers agree to sell and the Purchaser agrees to purchase, an aggregate of 2,712,843 shares of Common Stock at a price (the "Purchase Price") of $235,000. The parties agree that December 31, 1998 shall be the date established as the closing date for this transaction (the "Closing Date").

            1.2 The Sellers agree to convert 235 shares of Vitafort's 1997 Series A Convertible Preferred Stock, together with accrued dividends and to accept in exchange for such converted shares an aggregate of 2,712,843 shares of Common Stock. The conversion of the 235 shares of 1997 Series A Convertible Preferred Stock shall be made in accordance with the Seller's instructions so that not more than 4.99 % of Vitafort's issued and outstanding common stock shall be owned by either Seller at any time. Sellers shall request that 2,712,843 shares of the common stock be issued in the name of the Purchaser. The Company agrees to process the conversion of the Series A Preferred Stock as provided in this Agreement as soon as possible.

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          1.3  Payment and Delivery.  Purchaser shall make electronic delivery to the account of Sovereign and Dominion at Dresdner Bank the following securities (collectively the "Swiss Securities"):

3,185 free trading shares of Triple Tree Trust (TTTSW) listed on the Bern Stock Exchange and 6,090 free trading shares of Terra Trust Investments (TETISW) also listed on the Bern Stock Exchange shall be electronically delivered to the Sovereign account at Dresdner Bank.

1,365 free trading shares of Triple Tree Trust (TTTSW) listed on the Bern Stock Exchange and 2,610 free trading shares of Terra Trust Investments (TETISW) also listed on the Bern Stock Exchange shall be electronically delivered to the Dominion account at Dresdner Bank.

          The Company shall deliver the 2,712,843 shares of common stock in the name of Terra Healthy Living to Joseph B. LaRocco (the "Escrow Agent") to be held by the Escrow Agent in accordance with the terms and conditions of the escrow letter attached to this Agreement as Exhibit A. Sovereign and Dominion will then deliver to the Escrow Agent any remaining unconverted Vitafort 1997 Series A Convertible Preferred Stock and any outstanding convertible debentures of the Company so that the Escrow Agent can return them to Vitafort for cancellation once Vitafort has honored the Notices of Conversion and Dominion and Sovereign have received the $2,300,000 US of Swiss Securities. Upon receipt by the Escrow Agent of an aggregate of 2,712,843 free trading shares, the Escrow Agent shall fax a copy of the stock certificate(s) to Terra Healthy Living stating that once the Swiss Securities are received by Sovereign and Dominion at their accounts at Dresdner Bank in Switzerland, he will courier the 2,712,843 restricted shares of Vitafort stock per the written instructions of Terra Healthy Living. In the event the average closing sale price of the Swiss Securities over the period from the date the Swiss Securities are delivered to Sovereign and Dominion through and including June 30,1999, when multiplied by the number of shares of the Swiss Securities totals less than $2,300,000 US then in such event Terra Healthy Living will issue such additional shares to make up the balance of $2,300,000. This adjustment will be reduced by the proceeds of the sale of any of the Swiss Securities sold during the period beginning upon closing and ending June 30, 1999. The Purchaser may at its option deliver written notice to the Escrow Agent that it has received, or has made satisfactory arrangments to receive, the 2,712,843 shares of Common Stock deliverable by the Company and such notice shall release the Escrow Agent of his obligation to receive and hold such shares hereunder.

          The Escrow Agent shall not be liable for any action taken or omitted by him in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties in connection with this transaction and has not been involved in the negotiation of the terms of this Agreement or any matters

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relative thereto. The parties hereto each agree to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement, except that the Company, Seller and Purchaser will not indemnify the Escrow Agent for his gross negligence or willful misconduct. The Escrow Agent is not rendering securities advice to anyone with respect to this proposed transaction; nor is the Escrow Agent opining on the compliance of the proposed transaction under applicable securities law.

            1.4 Cashless Redemption. (a) Up to 2,000,000 of the 2,712,843 shares of free trading common stock purchased by Terra Healthy Living may be redeemed by Vitafort with a cashless redemption provision as follows: (a) from December 30, 1999 through June 30, 1999 at $.60 per share; (b) from July 1, 1999 through December 31, 2000 at $.80 per share; and (c) from January 1, 2000 through June 30, 2000 at $1.00 per share.

            (b) The cashless redemption will work as follows:

Example: If the five day average closing bid price is $.75 for the five days prior to a redemption notice being given by facsimile transmission and the cashless redemption price is $.60 then notice of a 100,000 share redemption would mean Terra Healthy Living retains 80,000 of the 100,000 share redemption. (100,000 shares @ $.60 equals $60,000 divided by $.75 equals 80,000 shares)

            (c) Unless otherwise agreed by the Company, the share certificate evidencing the shares to be acquired by the Purchaser pursuant to this Agreement will bear an appropriate legend referencing the provisions of this Section 1.4

            1.5 Sovereign and Dominion expressly disclaim that they are acting as a "group" as defined in the Securities Exchange Act of 1934 as amended thereafter.

Section 2.  Representations and Warranties of the Company.

            The Company hereby represents and warrants to the Seller's (solely as to Sections 2.1, 2.3, 2.4 and 2.5) and Purchaser that:

            2.1 Corporate Power, Qualification and Standing. The Company and its subsidiaries (the "Subsidiaries") are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each of them is qualified to transact business and is in good standing in each jurisdiction in which its ownership of property or conduct of activities requires such qualification, except where the failure to so qualify would not materially adversely affect the operations of the Company and its Subsidiaries, taken as a whole. The Company has

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all requisite corporate power and authority to enter into and to carry out and perform its obligations under this Agreement.

  2.2 SEC Reports; Financial Statements. The Common Stock of the Company is registered under Section 12(b) or (g) of the Securities Exchange Act of 1934 (the "1934 Act"). The Company has delivered to Purchaser its Annual Report to stockholders and its Annual Reports on Form 10-K and its quarterly reports on Form 10-Q and each other report, or other documents filed with the SEC since the filing of the most recent Form 10-K (collectively, the "SEC Reports") or the Sellers and Purchaser have had access thereto. The SEC Reports did not (as of their respective dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited financial statements of the Company included in the SEC Reports (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in such Financial Statements or the notes thereto) and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended. The Company has timely filed with the SEC all reports required to be filed by the Company under the 1934 Act since January 1, 1998.

  2.3 Authorization; No Conflict. The Company's execution and delivery of this Agreement and the transactions set forth herein have been duly authorized by all necessary corporate action, and the Common Stock, when issued to the Purchaser will be validly issued, fully paid and non-assessable. The execution, delivery and performance by the Company of its obligations under this Agreement do not and will not conflict with or violate (i) the Certificate of Incorporation or bylaws of the Company, (ii) in any material respect any indenture, loan agreement, lease, mortgage or other material agreement binding on the Company,
(iii) any order of a court or administrative agency binding on the Company, (iv) any applicable law or governmental regulation; and such performance does not and will not require the permission or approval of any governmental agency, and will not result in the imposition or creation of any lien or charge against any assets of the Company.

  2.4 Binding Effect. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditor's rights generally and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law).

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  2.5  No Defaults or Violations.  Except for any alleged violations of the existing agreements between the Company and the Sellers being resolved pursuant to this Agreement, the Company is not, and immediately after the Closing will not be, in default under or in violation of (a) its Certificate of Incorporation or Bylaws, as amended, (b) any indenture, mortgage, loan agreement, or other material agreement to which it is a party and which has been filed by the Company with the SEC (c) any statute, rule, writ, injunction, judgment, decree, order or regulation of any court or governmental authority having jurisdiction over it, or (d) any license, permit, certification or approval or requirement of any governmental authority or other, in each case, in any way that could reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Company, or the Company's ability to perform its obligations under this Agreement.

  2.6 No Material Adverse Change. Since January 1, 1998, there have been no material adverse changes in the business or condition (financial or otherwise) of the Company that are not reflected in the SEC Reports and the Financial Statements, except that the Company has continued to incur losses from operations and decreases in working capital.

  2.7 Material Liabilities. Except for liabilities disclosed in the Financial Statements or the SEC Reports, the Company and its Subsidiaries have no material liabilities or obligations, absolute or contingent, other than liabilities arising in the ordinary course of business, subsequent to the date of the most recent audited Financial Statements or SEC Reports.

  2.8 Properties. The Company and its Subsidiaries (i) have good title to the properties and assets reflected in the Financial Statements as owned by them,
(ii) have valid leasehold interests in the properties leased by them, and (iii) own or have the right to use under valid license agreements all trademarks, trade names, copyrights, patents and other intellectual property rights material to its business and regularly utilized by them; subject in each case to no material liens, security interests or adverse claims, except as disclosed in the Financial Statements or the SEC Reports.

  2.9 Litigation. There are no material legal actions, arbitrations, or administrative proceedings pending against the Company, except for the matters disclosed in the SEC Reports and no actions or proceedings are pending which question the validity of this Agreement or the Common Stock.

  2.10 Registered and Free Trading Common Stock. The Company represents, covenants and warrants to the Sellers and Purchaser that the Common Stock to be issued upon conversion by the Sellers of the 1997 Series A Convertible Preferred Stock shall be registered, free trading, unrestricted Common Stock of the Company.

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            2.11 Capitalization.  As of the date hereof, excluding the Common
Stock to be issued in connection with this Agreement and the shares of Series A Preferred Stock held by the Sellers, there are 8,424,084 shares of the Company's common stock and 1,000 shares of the preferred stock respectively, which are issued and outstanding.

            2.12 Required Approvals. The Company has obtained all permits, approvals and certificates necessary to operate its business as presently conducted at each of its locations.

Section 3. Investment Representations. The Purchaser represents and acknowledges as follows:

                  (a) In evaluating the merits and risks of an investment in the Common Stock, Purchaser has relied upon the advice of Purchaser's legal counsel, tax advisors, and/or investment advisors;

                  (b) Purchaser is experienced in evaluating and investing in companies such as the Company. The Company has afforded Purchaser or Purchaser's advisors the opportunity during the course of negotiating the transactions contemplated by this Agreement to ask questions of and secure such information from the Company and its officers and directors as it deems necessary to evaluate the merits of entering into this Agreement. Purchaser also acknowledges that the Company has notified Purchaser that the Company is contemplating (i) one or more acquisitions of companies in the same or related industries as the Company and (ii) a possible private placement and/or public offering of the Company's common stock at some point in the future, however there can be no assurance either that any acquisition or a private placement and/or public offering will ever be completed;

                  (c) Purchaser is aware that an investment in securities of a thinly-traded corporation such as the Company may be non-marketable and may require Purchaser's capital to be invested for an indefinite period of time, possibly without return. Purchaser has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of its investment;

                  (d) Purchaser represents that Purchaser is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act; and

                  (e) Purchaser agrees to make such filings as may be required by law.

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Section 4.  Limitations on Disposition.  Purchaser agrees not to transfer the
Common Stock except in accordance with the express terms of this Section 4.

            4.1 Compliance with Securities Laws. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Common Stock, except in compliance with applicable federal and state securities laws and unless and until such disposition is made in accordance with Rule 144 under the Act.

Section 5.  Covenants.

            (a) The Company covenants to and agrees with the Purchaser that it shall:

                 (i) file and keep available adequate current public information as is required to be filed and kept available for holders of restricted securities to be able to sell such securities pursuant to Rule 144 under the Act and any successor regulation; and

                 (ii) file with the SEC in a timely manner all reports and other documents required to be filed under the 1934 Act and to cause its shares of common stock to continue to be traded on the OTC Bulletin Board.

            (b) The Sellers covenant and agree with the Company that neither Seller shall directly or indirectly through any affiliated person or entity:

                 (i) convert any shares of Series A Convertible Preferred Stock or any portion of the outstanding convertible debentures of the Company other than as expressly contemplated by this Agreement; or

                 (ii) engage in any "short sale" or establish or increase any "put equivalent position" within the meaning of Rules 3B-3 and 16a-1(h) under the Securities Exchange Act of 1934, as amended, with respect to any of the Company's equity securities at any time after the Closing Date.

Section 6. Pending Dispute. Sovereign and/or Dominion and Vitafort hereby acknowledge that they are currently involved in a securities dispute involving the following: Schedule 13D of the Securities Exchange Act of 1934 and securities issues involving the disgorgment of profits under Rule 16b of the same Act. In the event that Sovereign and/or Dominion and Vitafort have not resolved their securities dispute on or before March 31, 1999 then they agree to resolve all the outstanding securities issues with a panel of three arbitrators selected pursuant to and run in accordance with the Securities Arbitration Rules (or the Commercial Arbitration Rules if no Securities Arbitration Rules are in effect) of the American Arbitration Association. The parties

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agree that no other claims other than the claims mentioned in this paragraph 9 shall be brought, that the maximum award that may be claimed by Vitafort is $600,000 and that the arbitration panel shall be limited to making an award in the amount of not more than $600,000. The arbitration shall be held in New York, NY. Each party shall bear its own attorney's fees and costs of such arbitration. Any judgement or award rendered by arbitration may be entered in any court having jurisdiction. The parties agree to waive any claims for attorney's fees and costs against the other party in such arbitration. The parties further acknowledge that the Agreement of the parties to amicably resolve this matter is part of the consideration being exchanged by the parties with respect to this Agreement.

Section 7.  Miscellaneous.

            7.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

            7.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of laws principles thereof.

            7.3 Jurisdiction. The parties irrevocably submit to the non-exclusive jurisdiction of any New York or Federal court sitting in New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Common Stock. To the fullest extent it may effectively do so under applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            7.4 Consent to Service. The parties consent to service of process in any suit, action or proceeding of the nature referred to in Section 6.3 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address specified in or designated pursuant to Section
6.7 herein. Such service (i) shall be deemed in every respect effective service of process upon that party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to that party.

            7.5 Assignments. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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  7.6  WAIVER OF JURY TRIAL.  THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT IT
MAY HAVE NOW OR HEREAFTER TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ONE OF THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY EXHIBITS HERETO OR ANY OF THE COMMON STOCK.

  7.7 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when actually delivered by hand, messenger, facsimile or courier service or, if mailed, four days after deposit in the U.S. mail, addressed (a) if to the Purchaser, as indicated below the Purchaser's signature, or at such other address as the Purchaser shall have furnished to the Sellers and the Company in writing, or (b) if to the Sellers, at their addresses as set forth below or at such other address as they shall have furnished to the Purchaser and the Company in writing or (c) if to the Company, at its address set forth below or at such other address as the Company shall have furnished to the Sellers and Purchaser in writing.

  7.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement (including any holder of Common Stock), upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

  7.9 Severability. In any case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  7.10 Further Assurances. The Company agrees to take such actions and execute such other documents which the Purchaser and Sellers may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

  7.11 Singular/Plural. All references in this Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa. Reference in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

  7.12 Amendments/Modifications. Neither this Agreement nor any provision hereof shall be amended, modified, waived, changed, discharged, terminated,

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revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

  7.13 Entire Agreement. This Common Stock Purchase Agreement, together with the Promissory Note from the Company to Sovereign in the amount of $300,000, the Promissory Note from the Company to Dominion in the amount of $300,000, the Warrants in favor of Dominion and Sovereign for 60,000 shares each, the Registration Rights Agreement as to the Sovereign and Dominion Warrants, the $2,065,000 Promissory Note from the Company to Terra Healthy Living with a Warrant for 500,000 shares and a Registration Rights Agreement attached, are incorporated herein by reference and made a part hereof, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.

                [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                  THE COMPANY
                                  VITAFORT INTERNATIONAL CORPORATION

Notice Address:
1800 Avenue of the Stars          By: /s/ Mark Beychok
Suite 480                            ____________________________
Los Angeles, California 90067     Name:  Mark Beychok
                                  Title: CEO


                                  PURCHASER
                                  TERRA HEALTHY LIVING, LTD.

Notice Address:
Pasea Estate                      By: /s/ Martin Brenner
P.O. Box 958                         ____________________________
Road Town Tortola, BVI
                                  Name: Martin Brenner
                                       __________________________

                                          CEO
                                  Title:_________________________


                                  SELLER
                                  SOVEREIGN PARTNERS LIMITED PARTNERSHIP

Notice Address:
The Executive Pavillion            By: /s/ Stephen Hicks
90 Grove Street, Suite 01             ___________________________
Ridgefield, CT 06877
                                   Name: Stephen Hicks
                                        _________________________

                                  Title:_________________________


                                  SELLER
                                  DOMINION CAPITAL FUND, LTD.

Notice Address:
ATTN: Nina Ray                    By: /s/ Nina Ray
c/o Citco Fund Services              ____________________________
     (Bahamas) Ltd.                     Nina Ray
Bahamas Financial Centre          Name:__________________________
Charlotte and Shirley Streets           Inter Carribean Services
P.O. Box CB 13136                         (Bahamas) Ltd.
Nassau, Commonwealth of the       Title:_________________________
  Bahamas


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